SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)    August 11, 1998
                                                      -----------------

                     Public Storage Properties, Ltd.
         --------------------------------------------------------
          (Exact name of registrant as specified in its charter)

      California                   0-8667           95-3196921
      ----------                   -------          ----------
    (State or other juris-       (Commission       (IRS Employer
    diction of incorporation)    File Number)    Identification No.)

    701 Western Avenue, Suite 200, California          91201-2397
    -----------------------------------------          ----------
     (Address of principal executive office)           (Zip Code)

   Registrant's telephone number, including area code    (818) 244-8080
                                                         --------------

                                 N/A
                                -----
     (Former name or former address, if changed since last report)


Item 1. Changes in Control of Registrant.
        --------------------------------

        On June 22, 1998, Public Storage, Inc. ("PSI") and B. Wayne Hughes ("Hughes"), the general partners of Public Storage Properties, Ltd., a California limited partnership (the "Partnership"), commenced an Offer to Purchase up to 7,000 of the 20,000 outstanding Units in the Partnership (the "Units") at a purchase price of $460 per Unit. The Offer to Purchase expired on August 11, 1998. At the expiration of the Offer to Purchase, 3,972 Units, representing 19.9% of the outstanding Units, had been validly tendered and were accepted for purchase by PSI.

        As a result of the Offer to Purchase, as of August 11, 1998, PSI and Hughes beneficially own an aggregate of 11,735 Units, representing 58.7% of the outstanding Units. PSI expended approximately $1,883,000 to consummate the Offer to Purchase, including related fees and expenses. These funds were obtained from PSI's working capital.

        PSI and Hughes, which currently beneficially own 58.7% of the outstanding Units, are in a position to control all voting decisions with respect to the Partnership, such as the timing of the liquidation of the Partnership, a sale of all of the Partnership's properties, or a merger or other extraordinary transaction. This voting power could (i) prevent other Unitholders from taking action they desired but that PSI and Hughes opposed and (ii) enable PSI and Hughes to take action desired by PSI and Hughes but opposed by other Unitholders.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 12, 1998                 Public Storage Properties, Ltd.

                                        By: Public Storage, Inc.
                                            General Partner


                                            By: /S/ DAVID GOLDBERG
                                                ----------------------
                                                David Goldberg
                                                Senior Vice President